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                                                              EXHIBIT 10.34


                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278



                                  July 16, 1998





Mr. T. Scott Housefield
Brightpoint, Inc.
6402 Corporate Drive
Indianapolis, Indiana 46278


              RE: EMPLOYMENT AGREEMENT (THE "AGREEMENT") DATED AS OF DECEMBER 1, 1996 BETWEEN BRIGHTPOINT, INC. (THE "EMPLOYER" OR "COMPANY") AND T. SCOTT HOUSEFIELD (THE "EMPLOYEE")


Dear Mr. Housefield

              The purpose of this letter is to clarify and amend the Agreement and to provide consistency in the employment terms of senior management of the Company. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

              1. Section 1 is amended by (a) providing that the Effective Date shall be as of the date of this letter and (b) amending subsection (ii) to read "(ii) if the Company gives the Notice of Non-Renewal, or terminates this Agreement without Cause, the term of the Employee's employment shall be for a final five (5) year period (the "Final Renewal Term") commencing effective at the date of the Notice of Non-Renewal unless sooner terminated pursuant to
Section 6 hereof."

              2. Section 6.4.2(a): is amended by changing all references therein from 20% to 15% and adding the following language at the end of the provision:

              "; provided, however, that no Change of Control shall be deemed to have occurred for purposes of this Agreement if such person or entity acquires 15% or more of the voting securities of the Employer (a) as a result of a combination of the Employer or a wholly-owned subsidiary of Employer with another entity owned or controlled by such persons or entity (whether effected by a merger, sale of assets or exchange of


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              stock or otherwise) (the "Combination") and (b) after completion of the Combination and for a period of not less than twelve (12) months thereafter (i) executive officers of the Employer (as designated in the Employer's most recent Annual Report on Form 10-K or its most recent Proxy Statement filed with the Securities and Exchange Commission with respect to its Annual Meeting of Stockholders) immediately prior to the Combination constitute not less than 50% of the executive officers of the Employer after the Combination or (ii) the members of the Board of Directors of Employer immediately prior to the Combination constitute not less than 50% of the membership of the Board of Directors of the Employer after the Combination. For purposes of calculating the executive officers of the Employer after the Combination, those executive officers who are terminated by the Employer for Cause or who terminate their employment without Good Reason shall be excluded from the calculation entirely."

              3. Sections 6.4 and 9(d) are amended as follows:

              a. All references to "six months" are changed to "twelve (12) months."

              4. Section 9(d)(ii)(A) is hereby amended by amending clause (b) to read "(b) total compensation (including the value of all perquisites, such as health and life insurance and car allowance, etc.) received or earned by the Employee from the Employer during the twelve months prior to the Termination Date, multiplied by five (5), or"

              5. Section 9(d)(ii)(B) is hereby amended by deleting the words "earned or received by Employee" in the seventh line of such subparagraph and replacing them with the words "granted to Employee by the Employer".

              6. A new Section 9(d)(iv) is added, reading as follows:

              "(iv) The value of the stock options described above will be determined using a Black-Scholes valuation methodology by an investment bank reasonably acceptable to both Company and Employee. The fees for such valuation will be paid by the Company."

              7. A new Section 9(g) is added, reading as follows:

              "(g) (A) Upon the occurrence of a Change of Control, or (B) if in breach of this Agreement, the Employer shall terminate the Employee's employment other than pursuant to Sections 6.2 or 6.3 hereof (it being


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              understood that a purported termination pursuant to Section 6.2 or
              6.3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Employer in breach of this Agreement), or (C) if the Employee shall terminate his employment for Good Reason at any time, then notwithstanding the vesting and exercisability schedule in any stock option agreement between the Employer and Employee, all unvested stock options granted by the Employer to the Employee pursuant to such agreement shall immediately vest and become exercisable."

              Except as set forth herein, the Employment Agreement remains in full force and effect. Please confirm your agreement to the foregoing by executing the enclosed copy of this letter where indicated.

                                         Very truly yours,

                                         BRIGHTPOINT, INC.


                                         By: /s/ Steven E. Fivel
                                             -------------------------------
                                             Name: Steven E. Fivel
                                             Title: Executive Vice President
                                             Date: July 16, 1998


Agreed and Accepted By:

/s/ T. Scott Housefield
-------------------------
    T. Scott Housefield



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